Exhibit (a)(31)

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has (i) transferred the net assets of International Stock Fund into International Growth Fund in accordance with Section 3-104(a)(5) of the Maryland General Corporation Law (“MGCL”) and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the MGCL (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty Million Dollars ($30,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

SIXTH:  Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the nine (9) series of stock and aggregate par value of each Class was as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Growth Fund	Investor	1,000,000,000	$10,000,000
	Institutional	150,000,000	1,500,000
	A	125,000,000	1,250,000
	R	5,000,000	50,000
	C	10,000,000	100,000
	B	10,000,000	100,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Discovery Fund	Investor	400,000,000	$4,000,000
	Institutional	70,000,000	700,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	10,000,000	100,000

Emerging Markets Fund	Investor	235,000,000	$2,350,000
	Institutional	40,000,000	400,000
	A	40,000,000	400,000
	B	10,000,000	100,000
	C	5,000,000	50,000
	R	10,000,000	100,000

Global Growth Fund	Investor	200,000,000	$2,000,000
	Institutional	35,000,000	350,000
	A	35,000,000	350,000
	B	10,000,000	100,000
	C	10,000,000	100,000
	R	5,000,000	50,000

International Opportunities Fund	Investor	100,000,000	$1,000,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	10,000,000	100,000

International Stock Fund	Investor	50,000,000	$500,000

International Value Fund	Investor	55,000,000	$550,000
	Institutional	55,000,000	550,000
	A	45,000,000	450,000
	B	5,000,000	50,000
	C	10,000,000	100,000
	R	5,000,000	50,000

NT Emerging Markets Fund	Institutional	100,000,000	$1,000,000

NT International Growth Fund	Institutional	100,000,000	$1,000,000

SEVENTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Three Billion (3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation among the eight (8) series of stock of the Corporation and the various Classes as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Growth Fund	Investor	1,050,000,000	$10,500,000
	Institutional	150,000,000	1,500,000
	A	125,000,000	1,250,000
	B	10,000,000	100,000
	C	10,000,000	100,000
	R	5,000,000	50,000

International Discovery Fund	Investor	400,000,000	$4,000,000
	Institutional	70,000,000	700,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	10,000,000	100,000

Emerging Markets Fund	Investor	235,000,000	$2,350,000
	Institutional	40,000,000	400,000
	A	40,000,000	400,000
	B	10,000,000	100,000
	C	5,000,000	50,000
	R	10,000,000	100,000

Global Growth Fund	Investor	200,000,000	$2,000,000
	Institutional	35,000,000	350,000
	A	35,000,000	350,000
	B	10,000,000	100,000
	C	10,000,000	100,000
	R	5,000,000	50,000

International Opportunities Fund	Investor	100,000,000	$1,000,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	10,000,000	100,000

International Value Fund	Investor	55,000,000	$550,000
	Institutional	55,000,000	550,000
	A	45,000,000	450,000
	B	5,000,000	50,000
	C	10,000,000	100,000
	R	5,000,000	50,000

NT Emerging Markets Fund	Institutional	100,000,000	$1,000,000

NT International Growth Fund	Institutional	100,000,000	$1,000,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY WORLD MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 1st day of November, 2010.

ATTEST:		AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

	/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: November 1, 2010	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President

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